UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PERASO INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2309 Bering Drive

San Jose, CA 95131

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Peraso Inc. (the “Company”) to be held on December 15, 2023, at 8:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRSO2023.

The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2023 Annual Meeting of Stockholders and proxy statement. It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to virtually attend the Annual Meeting. If you decide to virtually attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the meeting.

Sincerely,
/s/ Ronald Glibbery
Ronald Glibbery
Chief Executive Officer

First mailed to stockholders

on or about November 20, 2023

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Peraso Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Peraso Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held December 15, 2023, at 8:00 a.m. Pacific Time, in a virtual meeting format, for the following purposes:

(1)    To elect five members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Ronald Glibbery, Daniel Lewis, Ian McWalter, Andreas Melder and Robert Newell;

(2)    To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)    To approve an amendment of our second amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the board of directors at any time within one year of the date of the Annual Meeting without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion;

(4)    To approve, on an advisory basis, the compensation of our named executive officers;

(5)    To approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers;

(6)    To approve one or more adjournments of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and

(7)    To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on November 16, 2023 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection.

You are cordially invited to attend the virtual Annual Meeting, which will be held via a live audio webcast. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ronald Glibbery
Ronald Glibbery
Chief Executive Officer

San Jose, California

November 20, 2023

2309 Bering Drive
San Jose, California 95131

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors of Peraso Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2023 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on December 15, 2023, at 8:00 a.m., Pacific Time, and any adjournments or postponements of the Annual Meeting. Unless the context otherwise requires, the “Company,” “Peraso,” “we,” “us” and similar terms refer to Peraso Inc. The Annual Meeting will be conducted virtually and held at the same time and on the same date as indicated above, via a live audio webcast.

This proxy statement and the accompanying proxy card are being mailed on or about November 20, 2023 to all stockholders entitled to notice of and to vote at the Annual Meeting.

EXPLANATORY NOTE

On September 15, 2021, the Company (formerly known as MoSys, Inc.) and its subsidiaries, 2798832 Ontario Inc. (“Canco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Peraso Technologies Inc., an Ontario corporation headquartered in Toronto, Canada (“Peraso Tech” and, together with the Company, Callco and Canco, the “Parties”), to acquire all of the outstanding common shares of Peraso Tech by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement, as amended. Pursuant to the completion of the Arrangement, each share of Peraso Tech common stock that was issued and outstanding immediately prior to December 17, 2021 was converted into the right to receive 0.045239122387267 newly issued shares of common stock of the Company or shares of Canco, which are exchangeable for shares of the Company’s common stock (“Exchangeable Shares”) at the election of each former Peraso Tech stockholder. In addition, all of Peraso Tech’s outstanding stock options and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire shares of Peraso Tech common stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire the Company’s common stock. On December 17, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed, and we changed our name from MoSys to “Peraso Inc.” and began trading on the Nasdaq Stock Market LLC (“Nasdaq”), under the symbol “PRSO.”

QUORUM AND VOTING RIGHTS

The presence during the Annual Meeting or by proxy of holders of at least one-third of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have three classes of stock issued and outstanding: common stock, Series A Special Voting Preferred Stock and Exchangeable Shares. Each share of common stock entitles its holder to one vote. The single outstanding share of Series A Special Voting Preferred Stock is entitled to vote one vote plus the number of Exchangeable Shares of Canco, outstanding as of the record date, pursuant to a Voting and Exchange Agency Agreement (the “Voting and Exchange Agency Agreement”) by and between us (then MoSys, Inc.), Canco and the agent thereunder (the “Agent”).

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted as discussed below. The presence, by proxy, of the holders of at least one-third of the outstanding shares of our common stock and Exchangeable Shares is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock and Exchangeable Shares are entitled to one vote per share on all matters. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to Broadridge Financial Solutions Inc. (“Broadridge”) or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by Broadridge tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast at the Annual Meeting.

The voting requirements for the proposals that we will consider at the Annual Meeting are:

•        Proposal 1 — Election of Directors.    Directors are elected by a plurality, and the five directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted “FOR” the election of the nominees listed in the notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

•        Proposal 2 — Ratification of Appointment of Weinberg & Company, P.A. as Independent Registered Public Accounting Firm.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on such matter is necessary for approval of this proposal.

•        Proposal 3 — Amendment of the Certificate of Incorporation to Effect the Reverse Split.    An affirmative vote of a majority of the votes cast by the stockholders of the Company present in person or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

•        Proposal 4 — Non-binding, Advisory Vote to Approve the Compensation of our Named Executive Officers.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal. While this is a non-binding, advisory vote, our board of directors and the compensation committee of the board of directors will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders.

•        Proposal 5 — Non-binding, Advisory Vote to Determine Frequency of Vote on the Compensation of our Named Executive Officers.    This proposal will allow stockholders to indicate their preference for whether the vote in Proposal No. 4 should be held every three years, every two years, or every year, or to abstain from the vote. The option that receives the highest number of votes cast by the holders of a majority of the shares present or represented by proxy and entitled to vote will be considered the preferred frequency. While this is a non-binding, advisory vote, our board of directors and the compensation committee of the board of directors will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders.

•        Proposal 6 — Approval of One or More Adjournments of the Annual Meeting.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

Abstentions and Broker Non-Votes.    Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law (“DGCL”), an abstaining vote and a broker “non-vote” will be counted as present and, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, we believe that Proposal No. 2 (the ratification of appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2023 audit), Proposal No. 3 (the approval to amend our certificate of incorporation to effect the Reverse Split) and Proposal No. 6 (approval of one or more adjournments of the Annual Meeting) are routine matters under these rules. As such, brokers that do not receive instructions from the beneficial owners of the shares should be entitled to vote in their discretion on Proposal No. 2, Proposal No. 3 and Proposal No. 6.

Broker non-votes are considered present but not entitled to vote on any non-routine matters. Because broker non-votes are excluded from the tabulation of votes cast on each non-routine proposal they will not affect the outcome of the vote on any of the proposals at the Annual Meeting as to which the brokers lack voting discretion. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote “against” the ratification of the appointment by the Audit Committee of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2023 audit (Proposal No. 2), the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 4), and the approval of one or more adjournments of the Annual Meeting (Proposal No. 6), because a vote in favor of these proposals from a majority of the shares present or by proxy and entitled to vote on such matter is needed for approval.

Special Note Regarding Shares Held in Broker Accounts.    If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal No. 1. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), the approval to amend our certificate of incorporation to effect the Reverse Split (Proposal No. 3) and approval of one or more adjournments of the Annual Meeting (Proposal No. 6), and your shares may still be counted for purposes of determining if a quorum is present.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Ronald Glibbery, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management’s recommendations on the proposals, which are described in detail elsewhere in this proxy statement, except with respect to broker non-votes.

Holders of Exchangeable Shares.    Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Voting and Exchange Agency Agreement. The Exchangeable Shares are exchangeable for shares of our common stock on a one-for-one basis. In accordance with the Voting and Exchange Agency Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of the Company’s common stock, and holders are entitled to instruct the Agent as to how to vote their Exchangeable Shares. The Agent holds one share of the Company’s Series A Special Voting Preferred Stock designated as the “Special Voting Share.” The Special Voting Share entitles the Agent to vote on matters in which holders of shares of our common stock are entitled to vote. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding and eligible to vote on the record date for determining holders of our common stock entitled to vote and for which the Agent has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share votes, together with the holders of the Company’s common stock, as a single class.

Record Date.    The close of business on November 16, 2023 has been fixed as the record date of the Annual Meeting, and only record holders and beneficial owners who held shares of our common stock and Exchangeable Shares on the record date, or their duly authorized proxies, may attend the Annual Meeting. As of November 16, 2023, we had 24,841,613 shares of common stock and 3,785,597 Exchangeable Shares issued and outstanding and entitled to vote at the Annual Meeting. The amounts eligible to vote exclude 502,567 shares of our common stock and 1,312,878 Exchangeable Shares, which are subject to escrow under the Arrangement Agreement and are not entitled to vote at the Annual Meeting. As of November 16, 2023, Canco is the holder of our Exchangeable Shares, entitling the single share of Series A Special Voting Preferred Stock to cast up to 3,785,597 votes to be voted pursuant to the Voting and Exchange Agency Agreement.

Proxy Solicitation.    The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this proxy statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they my forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Broadridge to assist in the distribution of proxies for a fee estimated to be approximately $35,000, including estimated mailing and printing costs. If necessary, we may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $25,000. Copies of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023 (the “2022 Annual Report”), are being mailed to stockholders with this proxy statement, and these documents can also be viewed at www.proxyvote.com and on the investor relations section of our website, www.perasoinc.com. Additional copies of our 2022 Annual Report, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@perasoinc.com or by written request addressed to: Peraso Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD DECEMBER 15, 2023

This proxy statement, the proxy card and our 2022 Annual Report (as defined above) are available at www.proxyvote.com.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent and Exchangeable Shares

Holders of Exchangeable Shares and holders of common stock who have their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Annual Meeting. Stockholders who have their shares in street name may also attend the Annual Meeting, however, because such stockholders are not the stockholders of record, they may not vote their shares at the Annual Meeting unless they request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from their broker or other nominee who is the record holder.

Holders of shares of our common stock and Exchangeable Shares may vote their shares by:

•        By virtually attending the Annual Meeting and voting;

•        By MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided;

•        By INTERNET — www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        By PHONE — 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote your shares by Internet or by phone, you do not need to mail back your proxy card.

REVOCABILITY OF PROXIES

If you are a stockholder of record, once you have submitted your proxy by mail, telephone or internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•        You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the internet by the applicable deadline as described above;

•        You may provide written notice that you wish to revoke your proxy to Peraso Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Secretary, by no later than the close of business on December 14, 2023; or

•        You may attend the Annual Meeting and submit your vote live via the internet. Attendance at the Annual Meeting live via the internet will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding shares in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provided (see “Voting Shares Registered in the Name of a Broker, Bank or Other Agent and Exchangeable Shares” above).

BOARD OF DIRECTORS

Directors

Our amended and restated bylaws (the “bylaws”) provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of five directors. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors, all of whom are nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Ronald Glibbery	62	Chief Executive Officer and Director
Daniel Lewis	74	Director (former Vice President, General Manager of Memory Products)
Ian McWalter(1)(2)	72	Director
Andreas Melder(1)(2)	65	Director
Robert Y. Newell(1)(2)	75	Director

____________

(1)      Member of Audit Committee.

(2)      Member of Compensation Committee.

The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Ronald Glibbery.    Mr. Glibbery was appointed as our chief executive officer and to our board of directors in December 2021. He founded Peraso Technologies Inc. (Peraso Tech) in 2008 and served as its chief executive officer. In June 2020, Peraso Tech applied for and obtained an order under the Companies’ Creditors Arrangement Act (the CCAA), providing certain relief. Pursuant to the Initial Order issued by the Ontario Superior Court of Justice (Commercial List) (the Court), Ernst & Young Inc. was appointed as the Monitor of Peraso Tech. In addition, the Monitor, in its capacity as Foreign Representative, filed a voluntary petition in the United States under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the CCAA proceeding. In October 2020, the Court granted an order authorizing the termination of Peraso Tech’s CCAA proceedings upon the completion of certain defined steps. In December 2020, the United States Bankruptcy Court for the Southern District of New York issued an Order that: (i) recognized and gave full force and effect in the United States to the Court’s order approving the Settlement Agreement; and (ii) terminated the Chapter 15 Proceedings. Mr. Glibbery has over 25 years of experience in the semiconductor industry. Prior to co-founding Peraso Tech, Mr. Glibbery held executive positions at Kleer Semiconductor, a fabless semiconductor company focused on wireless audio technology and Intellon, a pioneer and leader in the development of semiconductor devices used for powerline communications. He has held other executive roles at Cogency Semiconductor, LSI Logic Canada, Inc. and LSI Logic Corporation. Mr. Glibbery holds a B.E.Sc. in Electrical and Electronics Engineering from the University of Western Ontario.

We believe that Mr. Glibbery’s qualifications to serve on the board of directors include his service as an officer of ours and his extensive general management and technical expertise in the semiconductor industry, as well as his experience as a chief executive officer.

Daniel Lewis.    Mr. Lewis has served as a member of the board of directors since September 2017. He served as our Vice President, General Manager of Memory Products from April 2022 until his retirement in December 2022. Mr. Lewis previously served as our President from August 2018 until April 2022 and chief executive officer from August 2018 until the business combination with Peraso Tech in December 2021. Before joining MoSys, Mr. Lewis served as the managing member and an owner of GMS Manufacturing Solution LLC, a firm focused on providing engineering services to manufacturing companies. He previously held various executive and leadership roles at View Box Group, Xicor, Integrated Device Technology, Accelerant Networks, Intel Corporation, Zilog and Digital Equipment Corporation. Mr. Lewis holds a B.S. in Electrical Engineering from the University of Michigan.

We believe that Mr. Lewis’s qualifications to serve on the board of directors include his service as an officer of ours and his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. He brings strategic and operational insight to the board of directors.

Ian McWalter.    Dr. McWalter was appointed to our board of directors in December 2021. He currently serves as a member of the board of directors for Evertz Technologies, a publicly traded manufacturer of video and audio infrastructure solutions for television, telecom and new-media industries. Dr. McWalter served as the president and chief executive officer of CMC Microsystems from 2007 until 2018. Prior to this role, Dr. McWalter was chief executive officer of Toumaz Technology. Before joining Toumaz, Dr. McWalter spent 15 years at Gennum Corporation, including five years as president and chief executive officer from 2000 to 2005. Previously, he held management and technical positions at Bell Northern Research Ltd., the research and development arm of Northern Telecom and Bell Canada, and Plessey Semiconductors. Dr. McWalter was awarded a B.Sc. in physics and a Ph.D. in Electrical Engineering from the Imperial College of Science and Technology in London, England.

We believe that Dr. McWalter’s qualifications to serve on the board of directors include his extensive general management and technical expertise in the semiconductor industry, as well as his experience as a chief executive officer and his experience serving as a director on public-company boards of directors.

Andreas Melder.    Mr. Melder was appointed to our board of directors in December 2021. He is a veteran technology executive in the semiconductor, communications and consumer electronics industries and previously served as vice president of business development at Gigle Networks, which was acquired in 2011 by Broadcom, where he continued to serve in executive marketing roles. Prior to Broadcom, Mr. Melder served as senior vice president of sales, marketing and business development for Intellon, which was acquired by Atheros/Qualcomm. Previously, he was founder and vice president of marketing and business development for Microtune, a designer of RF integrated circuits and subsystem modules, which was acquired by Zoran Semiconductor, and vice president of sales & marketing for Tripath, an audio controller company acquired by Etelos. Additionally, Mr. Melder was a senior executive for companies that were acquired by Broadcom, Cirrus Logic and RFMD. Mr. Melder earned a B.S. in Electrical Engineering/Business from Carnegie-Mellon University and a M.S. in Electrical Engineering and Operations Research from Southern Methodist University.

We believe that Mr. Melder’s qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. Additionally, he brings additional operational, and fund-raising expertise, business development, mergers and acquisitions experience and public markets experience, including investor roadshows and positioned additional companies for merger and acquisition exits through proper strategic industry positioning.

Robert Y. Newell.    Mr. Newell has served as a member of our board of directors since October 2018 and is currently a consultant and advisor to emerging technology and healthcare companies. He has held financial management positions for companies in Silicon Valley for over 25 years. From 2003 to 2018, Mr. Newell was chief financial officer of Dextera Surgical, Inc. (Dextera) a developer of advanced surgical stapling and medical devices. In December 2017, after entering into an agreement to sell substantially all of its assets, Dextera filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. He served on the board of directors of ARI Network Services, a leading publicly traded supplier of SaaS and data as a service solutions. Previously, Mr. Newell served as chief financial officer of Omnicell, an automated medication and hospital supply management company, and prior to 2000, he held executive positions with the Beta Group and Cardiometrics. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a B.A. in mathematics from the College of William & Mary and an MBA from Harvard Business School.

We believe that Mr. Newell’s qualifications to serve on the board of directors include his substantial financial and public-company experience, as he has served as chief financial officer at multiple medical device and other technology companies. He also has previous experience serving as a director on public-company boards of directors.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Messrs. Glibbery and Lewis, is “independent,” as defined by the Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our board of directors have a standing audit committee (the “Audit Committee”) and compensation committee (the “Compensation Committee”), each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.perasoinc.com.

Ian McWalter, Andreas Melder and Robert Y. Newell are the current members of the Audit Committee. All are independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Newell serves as the chair and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. That status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. Newell for review and pre-approval of services proposed to be provided by our independent registered public accounting firm.

Compensation Committee

Ian McWalter, Andreas Melder and Robert Y. Newell are the current members of the Compensation Committee, and Dr. McWalter serves as the chair. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.perasoinc.com.

Nominations Process

We do not have a nominating committee, as we are a small company and currently only have five directors. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection at each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as a director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates. Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•        The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•        The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•        The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•        A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

•        Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Director Qualifications and Diversity

Our board of directors seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board of director’s deliberations and decisions. Our board of directors is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the semiconductor industry and with high technology enterprises; research and development; finance and accounting; or marketing and sales.

There is no difference in the manner in which the board of directors evaluates nominees for directors based on whether the nominee is recommended by a stockholder. In evaluating nominations, the board of directors also looks for depth and breadth of experience within our industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the board of directors, the past performance of the incumbent director. Each of the candidates nominated for election to our board of directors was recommended by our independent directors.

Board of Directors Diversity Matrix

The following table below provides certain information regarding the diversity of our board of directors, as of the date of this proxy statement.

Board of Directors Diversity Matrix
Total Number of Directors	5

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose		0

Board of Directors Leadership Structure

Our bylaws provide the board of directors with flexibility to combine or separate the positions of chair of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chair or lead independent director. From time to time, each of the independent directors works with our chief executive officer to perform a variety of functions related to our corporate governance, including coordinating activities of the board of directors, setting the agenda for meetings (in consultation with our chief executive officer, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

The board of directors is actively involved in the oversight of risks — including strategic, credit, liquidity, operational and other risks — which could affect our business. The board of directors does not have a standing risk management committee and administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board of Directors

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o Peraso Inc., 2309 Bering Drive, San Jose, California 95131. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required.

Meetings of the Board of Directors and Committees

During 2022, there were eight meetings of the board of directors, six meetings of the Audit Committee and four meetings of the Compensation Committee. Each director attended at least 86% of the total number of meetings of the board of directors. Each director serving on the Audit Committee attended 100% of the meetings held, and each director serving on the Compensation Committee attended at least 75% of the meetings held. The board of directors, the Audit Committee and the Compensation Committee also acted at times by unanimous written consent, as authorized by our bylaws and the DGCL.

Compensation Committee Interlocks and Insider Participation

During 2022, none of our executive officers served as a member of the board of directors or Compensation Committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. McWalter, Melder and Newell, the members of the Compensation Committee, were not officers or employees of ours during 2022 or at any other time.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

The code of ethics is available on our website, www.perasoinc.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer or chief financial officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

Employee, Officer, and Director Hedging

Our policy against insider trading prohibits all directors, officers or other employees from engaging in any short sales of our securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market and hedging transactions.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors in the year ended December 31, 2022:

Name	Fee Compensation ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation	Total ($)
Robert Y. Newell	42,175	—	—	—	42,175
Ian McWalter	34,793	—	—	—	34,793
Andreas Melder	31,630	—	—	—	31,630

____________

(1)      As of December 31, 2022, restricted stock unit awards held consisted of: awards granted to Messrs. Newell, McWalter and Melder on December 22, 2021 for 20,000 shares each.

(2)      As of December 31, 2022, Messrs. McWalter and Melder each held 19,724 outstanding options to purchase of shares of our common stock. Mr. Newell held 24,724 outstanding options to purchase of shares of our common stock.

Director Fee Compensation

As a small company, it can be challenging for us to attract new non-employee directors. Nasdaq and SEC regulations require that a majority of the directors on our board of directors and its committees be independent, non-employee directors, as defined by each entity. In December 2021, we amended our director compensation structure and adopted our Outside Director Compensation Plan (the “Director Plan”). Under the Director Plan, we pay the following annual cash retainer fees, payable in quarterly installments, to our non-employee directors for their service on our board of directors and, as applicable, for service on committees of our board of directors:

•        $35,000 for service on the board of directors;

•        $8,000 for service as chairperson of the Audit Committee; and

•        $6,000 for service as chairperson of the Compensation Committee.

Director Equity Compensation

Under the Director Plan, upon initial appointment to our board of directors, each non-employee director will receive a stock option with a value of $100,000, calculated by dividing the $100,000 by the closing trading price of our common stock on the date of grant. The initial stock option will have an exercise price equal to the closing price of our common stock on the date of grant and will vest as to one-third of the shares on the first annual anniversary of the grant and the remaining shares quarterly over the subsequent two years, provided the non-employee director continues to serve on the board of directors. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award.

Non-employee directors will also receive an annual equity award of restricted stock units of common stock equal to $50,000 of value per non-employee director. The restricted stock unit award will be made upon initial appointment to our board of directors and then subsequently at the first scheduled meeting of the board of directors following our annual meeting of stockholders. The number of restricted stock units will be calculated by dividing $50,000 by the closing trading price of our common stock on the date of the award. The restricted stock unit award will vest in full on the earlier to occur of the next annual meeting of stockholders or the one-year anniversary of the award. All equity awards granted under the Director Plan will be made from the 2019 Plan.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws.

The compensation received by our named executive officers in fiscal year 2022 is set forth in the Summary Compensation Table, below. For 2022, our named executive officers included Ronald Glibbery, our chief executive officer, James Sullivan, our chief financial officer, and Daniel Lewis, our former vice president and president.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value, as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

•        supply high-value and high-quality integrated circuit solutions to our customer base;

•        achieve or exceed our annual financial plan and be profitable;

•        make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

•        increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The chief executive officer (the “CEO”) makes recommendations for equity and non-equity compensation for executives to be approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

•        base salary;

•        annual incentive compensation; and

•        equity awards.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long-term compensation consisting of stock options and restricted stock units (the “RSUs”) focuses recipients on the achievement of our longer-term goals and conserves cash for other operating expenses. For example, the RSUs granted to our executives generally vest in increments over three years, while stock options granted to our executives generally vest over 36 months from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules helps to align our employees’ interests even more closely with those of our long-term investors.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive’s scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2022.

In February 2022, the Compensation Committee approved increases to the annual base salaries of certain of our executive officers, effective retroactively as of December 17, 2021. The annual base salary for our chief financial officer, James Sullivan, was increased from $260,000 to $305,000. The annual base salary for our chief operating officer, Brad Lynch, was increased from CAD$200,000 to $275,000. The annual base salary for our chief technology officer, Alex Tomkins, was increased from CAD$252,000 to $250,000.

In April 2022, the Compensation Committee approved an increase to the annual base salary for our then President, Daniel Lewis, from $250,000 to $275,000, effective retroactively as of December 17, 2021.

Annual Incentive Compensation

In February 2022, the Compensation Committee authorized incentive compensation targets for the named executive officers. Mr. Sullivan, under the terms of his 2022 annual performance-based bonus, will be eligible to receive a target amount of up to 60% of his base salary, payable in the form of cash, the Company’s stock or a combination of both. Similarly, Mr. Lynch, under the terms of his 2022 annual performance-based bonus, will be eligible to receive a target amount of up to 50% of his base salary, also payable in the form of cash, the Company’s stock or a combination of both.

In April 2022, the Compensation Committee authorized incentive compensation targets for Mr. Lewis. Mr. Lewis, under the terms of his 2022 annual performance-based bonus, will be eligible to receive (i) a target amount of up to 50% of his base salary based upon the achievement of certain goals and performance criteria determined by our CEO and the Compensation Committee and (ii) a cash bonus equal to 3% of (a) the cash proceeds received by the Company (the “VAE Bonus”) in the event the Company sells all or any part of the Company’s Virtual Accelerator Engine intellectual property (the “VAE Sale”) or (b) the royalties paid to the Company during the 24 month period following the VAE Sale (the “VAE Royalty Payments” and, together with the VAE Bonus, the “VAE Incentive Payments”); provided, however, that in no event will the aggregate VAE Incentive Payments exceed $300,000. In January 2023, upon receipt of the final proceeds from the VAE Sale, we paid Mr. Lewis $105,000 for the VAE Bonus.

Equity Awards

Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Our 2019 Plan, which was approved by our stockholders and became effective in August 2019, enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the 2019 Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

•        upon the hiring of key executives and other personnel;

•        annually, when we review progress against corporate and personal goals; and

•        when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee’s approval, we grant equity awards to acquire shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial equity awards to newly hired executives with reference to equity awards held by existing executives, the percentage that such award represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Typically, when we hire an executive, the equity awards vest over a three-year period. The options granted to executives in connection with annual performance reviews typically vest monthly over a three-to four-year period, and RSUs granted typically vest annually over a period of from one- to three-years, as the Compensation Committee may decide. As matters of policy and practice, we grant stock options with an exercise price equal to fair market value, although the 2019 Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq on the grant date.

Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first half of each fiscal year. Our CEO conducts the performance review of all other executives, and he makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO’s annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to us, and current and past equity awards to the executive.

In April 2022, our Compensation Committee authorized the following awards of restricted stock units to the named executive officers:

•        Mr. Glibbery — 200,000;

•        Mr. Lewis — 75,000; and

•        Mr. Sullivan — 100,000.

These awards vest over semiannually over the 36-month period commencing December 17, 2021.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees’ performance and determine whether to award grants for all employees.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, the Company is providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”), former principal executive officer (“Former PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

	Ronald Glibbery – PEO		Daniel Lewis – Former PEO		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Loss (thousands)(6)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)
2022	$830,000	$638,333	$440,556	$318,066	$481,143	$375,275	$40.71	$32,398
2021	$16,667	$2,120,207	$799,167	$871,680	$456,668	$456,701	$72.13	$10,911

____________

(1)      Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above.

(2)      Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

Year	Summary Compensation Table Total for Ronald Glibbery	Reported Value of Equity Awards for Ronald Glibbery	Fair Value as of Year-End for Awards Granted During the Year	Fair Value Year- over-Year increase or decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to Ronald Glibbery
2022	$830,000	$(430,000)	$146,000	—	$92,333	—	$638,333
2021	$16,667	—	$2,103,540	—	—	—	$2,120,207
Year	Summary Compensation Table Total for Daniel Lewis	Reported Value of Equity Awards for Daniel Lewis	Fair Value as of Year-End for Awards Granted During the Year	Fair Value Year- over-Year increase or decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to Daniel Lewis
2022	$440,556	$(161,250)	$54,750	—	$34,625	$(50,625)	$318,066
2021	$799,167	(32,500)	$42,000	$(27,450)	$55,100	$35,363	$871,680

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For 2022, this includes Daniel Lewis and James Sullivan, and for 2021, James Sullivan (the “Non-PEO NEOs”).

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year:

Year	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards for Non-PEO NEOs	Fair Value as of Year-End for Awards Granted During the Year	Fair Value Year- over- Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested During the Year	Compensation Actually Paid to Non-PEO NEOs
2022	$481,143	$(215,000)	$73,000	$(5,789)	$46,167	$(4,246)	$375,275
2021	$456,668	—	—	$(4,276)	—	$4,309	$456,701

(5)      TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2022 and 2021, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2022 or 2021.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The illustrations below provide an additional graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to or non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

Pay Versus TSR 2021-2022
Compensation Actually Paid ($ thousands)
3,500
3,000
2,500
2,000
1,500
1,000
500
-
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
-
Indexed Total Shareholder Return
2021
2022
Compensation actually paid to PEOs
Average Compensation actually paid to non-PEO NEOs
Total share-holder return

Pay Versus Net Loss 2021-2022
Compensation Actually Paid ($ thousands)
3,500
3,000
2,500
2,000
1,500
1,000
500
-
-
(5,000)
(10,000)
(15,000)
(20,000)
(25,000)
(30,000)
(35,000)
Net Loss ($ thousands)
2021
2022
Compensation actually paid to PEOs
Average Compensation actually paid to non-PEO NEOs
Company's Net loss

____________

*        All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of ours under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based,” as defined in Section 162(m) of the Code, and subject to a “written binding contract” in effect as of November 2, 2017 that is not later modified in any material respect. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. None of the compensation paid to our covered executive officers for the year ended December 31, 2022 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation for 2021. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will satisfy such requirements. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay and Say-on-Frequency

In 2020, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 90% of the shares that voted on such matter voting in favor of the proposal. Additionally, in 2017, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of our named executive officers every three years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of our named executive officers every three years, with approximately 60% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of our board of directors, we have held non-binding advisory votes on executive compensation every three years. At the Annual Meeting, our stockholders will again be provided an opportunity to provide feedback on our executive compensation, as further described in Proposal No. 3 and Proposal No. 5 below.

In light of the results of the advisory vote, the Compensation Committee continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2022 executive compensation. The Compensation Committee will consider the results of the current advisory votes in its compensation policies and decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our proxy statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the Annual Meeting.

The Compensation Committee of the Board of Directors:
Ian McWalter (Chair) Andreas Melder Robert Newell

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2022 and 2021 for each of our named executive officers. Compensation paid by Peraso Tech prior to the closing of the Arrangement is not reflected in the Summary Compensation Table.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Ronald Glibbery	2022	400,000	—	430,000	—	830,000
Chief Executive Officer(2)	2021	16,667	—	—	—	16,667
Daniel Lewis	2022	279,316	—	161,250	—	440,566
Vice President, General Manager of Memory Products and Director(3)	2021	266,667	—	32,500	500,000	799,167
James Sullivan	2022	306,719	—	215,000	—	521,719
Chief Financial Officer	2021	256,668	—	—	200,000	456,668

____________

(1)      Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the consolidated financial statements included in item 15 of this Report. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)      Ronald Glibbery was appointed as our CEO at the effective time of the Arrangement on December 17, 2021.

(3)      Mr. Lewis resigned as our Vice President, General Manager of Memory Products in December 2022.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on plan-based awards granted in 2022 to each of the named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)
Ronald Glibbery	4/15/2022	200,000	430,000
Daniel Lewis(2)	4/15/2022	75,000	161,250
James Sullivan	4/15/2022	100,000	215,000

____________

(1)      Represents restricted stock units granted pursuant to the Equity Plan.

(2)      Mr. Lewis resigned as our Vice President, General Manager of Memory Products in December 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Ron Glibbery	22,619	(2)	—	—	1.73	11/17/2024	—		—
	18,095	(2)	—	—	2.59	12/29/2025	—		—
	278,891	(2)	—	—	2.59	9/17/2030	—		—
	109,599	(2)	—	—	2.59	12/16/2031	—		—
							133,333	(11)	97,333	(12)

Daniel Lewis	4,000	(3)	—	—	15.00	10/19/2023	—		—
	1,000	(4)	—	—	25.60	1/4/2024	—		—
	15,000	(5)	—	—	3.92	2/6/2029	—		—
	60,000	(6)	—	—	1.57	11/20/2029	—		—
							50,000	(11)	36,500	(12)

James Sullivan	300	(7)	—	—	410.00	3/30/2025	—		—
	787	(8)	—	—	144.00	8/23/2026	—		—
	5,500	(9)	—	—	3.92	2/6/2029	—		—
	20,000	(10)	—	—	1.57	11/20/2029	—		—
							66,667	(11)	48,667	(12)

____________

(1)      The standard option term is generally ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)      The stock options were acquired on December 17, 2021 as consideration for the person’s securities of Peraso Technologies Inc., which we acquired by way of reverse takeover pursuant to the Arrangement.

(3)      The stock option was granted on October 19, 2017 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2017 subject to continued employment (or service as a director or consultant).

(4)      The stock option was granted on January 4, 2018 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2017 subject to continued service as an employee, director or consultant.

(5)      The stock option was granted on February 6, 2019, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant. The shares were fully vested on December 17, 2021 per the Arrangement Agreement.

(6)      The stock option was granted on November 20, 2019, and the shares subject to this option vested monthly over three years subject to continued service as an employee, director or consultant. The shares were fully vested on December 17, 2021 per the Arrangement Agreement.

(7)      The stock option was granted on March 30, 2015, and the shares subject to this option vested monthly over 48 months subject to continued employment (or service as a director or consultant).

(8)      In August 2016, officers tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. The stock option was granted on August 23, 2016, and the shares subject to this option vested monthly over 48 months subject to continued employment (or service as a director or consultant).

(9)      The stock option was granted on February 6, 2019, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant).

(10)    The stock option was granted on November 20, 2019, and the shares subject to this option vested monthly over three years subject to continued service as an employee, director or consultant.

(11)    The shares subject to each restricted stock unit grant vest on each semi-annual anniversary over a three-year period commencing on December 17, 2021 subject to continued employment (or service as a director or consultant).

(12)    The amount is calculated using the Company’s closing price on the Nasdaq of $0.73 per share of common stock on December 30, 2022.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald Glibbery	—	—	66,667	92,333
Daniel Lewis	—	—	25,000	34,625
James Sullivan	—	—	34,708	49,714

____________

(1)      The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on the Nasdaq at the date of vesting, multiplied by the total number of shares vested.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

Our Executive Change-in-Control and Severance Policy (the “Policy”) provides benefits that are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a “Change-in-Control,” which is generally defined as:

•        an acquisition of 45% or more of our common stock or voting securities by any “person,” as defined under the Exchange Act; or

•        consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officers, upon a Change-in-Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

•        any base salary earned but not yet paid through the date of termination;

•        any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

•        any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

•        a single lump sum payment equal to the sum of (a) one year of his or her then-current base salary plus (b) the average of his or her annual bonus payments in the preceding three years or such shorter time as he or she has been employed by us (with prorated weighting assigned to any bonus earned for a partial year of employment), which payment will be made within 60 days following the Change-in-Control (in the case of the chief executive officer), or 60 days following the date of employment termination (in the case of all other named executive officers).

•        vesting in 100% of all outstanding equity awards as of the date of the Change-in-Control for the chief executive officer, or as of the date of termination of employment for all other named executive officers;

•        reimbursement of any business expenses incurred by him through the date of termination but not yet paid;

•        reimbursement of the cost of continuation of medical benefits for a period of 12 months; and

•        outstanding equity awards that are structured as stock options, stock appreciation rights or similar awards shall be amended effective as of the date of termination to provide that such awards will remain outstanding and exercisable until the earlier of (a) 12 months following the date of the Change-in-Control for the chief executive officer, or the termination of employment for the other named executive officers, and (b) the expiration of the award’s initial term.

Under the Policy, “cause” means the executive’s:

•        willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•        material breach of the executive’s then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•        conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or

•        misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement.

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•        a material reduction in the executive’s then-current base salary or annual target bonus (expressed as a percentage of Executive’s then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company’s executive management;

•        a material reduction in the executive’s then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•        a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•        a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•        a material breach by us of any material provision of the executive’s then-current employment agreement (if any);

•        a requirement that the executive relocate to a location more than 35 miles from the executive’s then-current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•        a failure of a successor or transferee to assume our obligations under this Policy; or

•        a failure to nominate the executive for election as a board of directors director, if, at the proper time for nomination, the executive is a member of the board of directors.

Notwithstanding the above, in lieu of the payments and benefits payable under the Policy to Mr. Glibbery as our chief executive officer, Mr. Glibbery will receive change-in control payments and benefits in accordance with the terms and conditions of his employment agreement. The table below summarizes the payments Mr. Glibbery would be entitled to depending on the respective type of termination of his employment.

Termination Type	Payments and Benefits
Termination for Cause or Voluntary Resignation	(i) accrued and unpaid base salary and any other payments required by law, including those in connection with accrued vacation; and
(ii) reimbursement for business expenses.
Termination Without Cause, for Good Reason, upon Change of Control, Death or Disability

(i)     accrued and unpaid base salary and any other payments required by law including those in connection with accrued vacation;

(ii)    reimbursement for business expenses;

(iii)   the payment of the greater of (A) the sum of: (x) pay in lieu of notice of termination, in the amount required pursuant to the ESA (as defined in Mr. Glibbery’s employment agreement), and (y) statutory severance pay (if applicable) in the amount required to be provided pursuant to the ESA; or (B) twenty-four (24) months of base salary in lieu of notice, calculated solely by reference to the base salary except and only to the extent as otherwise minimally required by the ESA, to be paid in the form of a lump sum;

(iv) any bonus awarded but not yet paid in respect of the fiscal year preceding the termination date;
(v) bonus for the year in which the employment terminates, prorated pursuant to the employment agreement;
(vi) all benefits (as existed on the date notice of termination is provided) for the duration of the Severance Period (as defined in Mr. Glibbery’s employment agreement);
(vii) any unvested equity and equity-related compensation that has been issued pursuant to the Plan will be immediately accelerated and vested as of the termination date;
(viii) any vested equity and equity-related compensation that has been issued under the Plan will remain exercisable until 24 months following such termination; and
(ix) any other benefits and/or perquisites shall continue until the end of the ESA Notice Period (as defined in Mr. Glibbery’s employment agreement).

The information below describes the severance benefits payable to (i) Mr. Glibbery under his employment agreement and (ii) Mr. Sullivan under the Policy, as if such arrangements had been in effect and a Change-in-Control occurred on December 31, 2022, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control:

Name	Base Salary ($)(1)	Incentive Plans ($)(2)	Continuation of Benefits ($)(3)	Stock Option Vesting ($)(4)	Stock Award Vesting ($)(5)	Total ($)
Ronald Glibbery	800,000	300,000	13,766	—	97,333	1,211,099
James Sullivan	305,000	183,000	24,506	—	48,667	561,173

____________

(1)      Represents cash severance payments based on the executive’s salary at December 31, 2022, in an amount equal to two years of base salary for Mr. Glibbery and one year of base salary for Mr. Sullivan.

(2)      For Mr. Glibbery, the amount represents payment of his annual target bonus amount. For Mr. Sullivan, the amount represents the average of his annual performance incentive payments in the preceding three years.

(3)      Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one or two years, as applicable, based on the amounts of such premiums at December 31, 2022.

(4)      The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq of $0.73 on December 30, 2022 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)      The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of our common stock on the Nasdaq of $0.73 on December 30, 2022.

If a Change-in-Control occurred on December 31, 2022, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2022:

Name	Number of Accelerated Option and Award Shares
Ronald Glibbery	215,532
James Sullivan	66,667

Employment Agreements

In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 1, 2023 concerning the ownership of our common stock by:

•        each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

•        each of our directors;

•        each of the named executive officers; and

•        all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of November 1, 2023, the record date, are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. To our knowledge, and based on existing information available to the Company as of November 1, 2023, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock. The percentage of beneficial ownership is based on 30,441,430 shares of common stock and exchangeable shares outstanding as of November 1, 2023.

Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95131.

	Amount and Nature of Beneficial Ownership		Percent of Class
Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)	Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)
Directors and Officers:
Ronald Glibbery	125,833	407,740	1.7%
Daniel Lewis	74,177	107,000	*
Ian McWalter	159,880	33,149	*
Andreas Melder	14,012	33,149	*
Robert Y. Newell	97,862	38,149	*
Mark Lunsford	25,077	—	*
Bradley Lynch	45,502	196,268	*
James Sullivan	44,221	43,254	*
Alexander Tomkins	33,901	207,932	*
All current directors and executive officers as a group (9 persons)	600,465	1,067,141	5.3%

____________

*        Represents holdings of less than one percent.

(1)      Excludes shares subject to outstanding options, restricted stock units or other rights to acquire common stock that are exercisable within 60 days of November 1, 2023.

(2)      Represents the number of shares subject to outstanding options, restricted stock units or other rights to acquire common stock that are exercisable within 60 days of November 1, 2023.

TRANSACTIONS WITH RELATED PERSONS

Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2021.

A family member of one of our executive officers served as a consultant to us. During the nine months ended September 30, 2023, we approximately $126,800 to the family member. During the year ended December 31, 2022, we paid approximately $162,000 to the family member.

Additionally, a family member of one of our executive officers is an employee of the Company. During the nine months ended September 30, 2023, the Company paid approximately $83,800 to the employed family member. During the year ended December 31, 2022, we paid approximately $101,000 to the employed family member, which includes the aggregate grant date fair value, as determined pursuant to FASB ASC Topic 718, of an RSU awarded in April 2022.

Review, Approval, or Ratification of Transactions with Related Persons.

Our board of directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. Our board of directors has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to our board of directors, we expect that the board of directors would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. We expect that the board of directors would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to us than could be obtained in a transaction with an unaffiliated third party. Other than as described above, no transaction requiring disclosure under applicable federal securities laws occurred since fiscal year 2020 that was submitted to our board of directors for approval as a “related party” transaction.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors, effective as of August 15, 2000, and amended as of February 1, 2006, February 8, 2008 and February 14, 2022, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.perasoinc.com.

During the year ended December 31, 2022, Ian McWalter, Andreas Melder and Robert Newell served on the Audit Committee and were considered independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Exchange Act.

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2022 with management and Weinberg & Company, or Weinberg, our independent registered public accounting firm. The Audit Committee discussed with Weinberg matters required to be discussed by Public Company Accounting Oversight Board of Directors Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. Weinberg has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight board of directors regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed Weinberg’s independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit-related services by Weinberg was compatible with maintaining the auditors’ independence.

Based on the discussions with management and Weinberg concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for such fiscal year filed with the SEC.

The Audit Committee of the Board of Directors:
Robert Newell (Chair) Ian McWalter Andreas Melder

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

Set forth below, and above under “Board of Directors — Directors,” is information regarding the five nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Ronald Glibbery	Chief Executive Officer and Director	2021
Daniel Lewis	Director (former Vice President, General Manager of Memory Products)	2017
Ian McWalter	Director	2021
Andreas Melder	Director	2021
Robert Y. Newell	Director	2018

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Required Vote

The nominees for the five director seats who receive the largest number of votes cast “FOR” of the shares that are represented by proxy at the Annual Meeting and entitled to vote will be elected to serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify and approve the appointment of Weinberg & Company, P.A. (“Weinberg”), as our independent registered public accounting firm for the year ending December 31, 2023.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. Weinberg billed us for the following professional services for 2022 and 2021 (in thousands of dollars):

	2022	2021
Audit Fees(1)	$223	$121
Audit-Related Fees(2)	13	13
Total(3)	$236	$134

____________

(1)      Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)      Audit-related fees consisted of fees related to the issuance of SEC registration statements.

(3)      Weinberg did not provide any non-audit or other services other than those reported under “Audit Fees” and “Audit-Related Fees.”

In the event the stockholders fail to ratify and approve the appointment of Weinberg, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders’ best interests.

Representatives of Weinberg are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

Ratification of the selection of Weinberg as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 2 for it to be approved).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF WEINBERG & COMPANY, P.A., TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL NO. 3:
TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AT ANY TIME WITHIN ONE YEAR OF THE DATE OF THE ANNUAL MEETING WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

The board of directors has unanimously determined that it is advisable and in our best interests and the best interests of our stockholders to adopt a resolution authorizing the board of directors to effect a reverse split, or combination, of the outstanding shares of our common stock (the “Reverse Split”). If the Reverse Split is approved by the stockholders, the board of directors may subsequently effect, in its sole discretion, the combination of outstanding shares of common stock into a smaller number of shares at a ratio of not less than one-for-10 shares (1:10) and not greater than one-for-70 shares (1:70), with the exact ratio to be set as a whole number at or within this range as determined by the board of directors, taking into account the factors discussed below. In addition, notwithstanding approval of this proposal by the stockholders, pursuant to Section 242(c) of the DGCL, the board of directors may, in its sole discretion, determine not to effect, and abandon, the Reverse Split without further action by our stockholders.

The Reverse Split will have no effect on the par value of our common stock and will not reduce the number of authorized shares of common stock, but will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio. We will pay cash in lieu of any fractional shares resulting from the Reverse Split.

Effecting the Reverse Split requires that Article IV of our certificate of incorporation be amended to include a reference to the Reverse Split. If approved, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the certificate of incorporation, in the form attached to this proxy statement as Appendix A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the board of directors and prior to the one-year anniversary of the date the Reverse Split is approved by our stockholders. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary or advisable to implement the Reverse Split.

Background and Purpose of the Reverse Split

Our common stock is listed on Nasdaq, which has a continued listing requirement of maintaining a bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). On February 1, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq providing notification that, for the previous 30 consecutive business days ending January 31, 2023, the bid price for our common stock had closed below the minimum $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). The notification had no immediate effect on the listing or trading of our common stock, which will continue to trade on Nasdaq under the symbol “PRSO.”

The deficiency letter further stated that we were provided 180 calendar days, or until July 31, 2023, to regain compliance with the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were able to regain compliance if, at any time during the 180-day period, the closing bid price of our common stock was at least $1.00 for a minimum of 10 consecutive business days. We did not regain compliance before July 31, 2023, and, accordingly, we requested a 180-day extension to regain compliance with the Nasdaq Listing Rule 5550(a)(2). To qualify for additional time, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid-price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, as necessary. On August 1, 2023, we received written notification from the Staff that we were granted an additional 180-days, or until January 29, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

If we do not regain compliance by January 29, 2024, Nasdaq will provide written notification to us that our common stock will be delisted. A delisting of our common stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, our common stock. In addition, any delisting may cause our common stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If our common stock becomes subject to these regulations, the market price of our common stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain above the minimum bid price requirement of Nasdaq, or that would indeed occur. Accordingly, we believe that approval of the amendment to our certificate of incorporation to effect the Reverse Split in the board of directors’ discretion is in the Company’s and our stockholders’ best interests.

We also believe that the Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the Company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of common stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to theoretically increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before such Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot be sure that our share price will comply with the requirements for continued listing of our common stock on Nasdaq in the future or that we will comply with the other continued listing requirements. If our common stock loses its status on Nasdaq, we believe that our common stock would likely be eligible to be quoted on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Selling our common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event that our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage them from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

A delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. There are risks associated with the Reverse Split, including that the Reverse Split may not result in a sustained increase in the per-share price of our common stock.

We cannot predict whether the Reverse Split will increase the market price for our common stock on a sustained basis, if at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•        the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split, if it increases at all;

•        the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

•        the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Our board of directors does not intend for this transaction to be the first step in a series of plans or proposals for a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Determination of Reverse Split Ratio

The ratio of the Reverse Split, if approved and implemented, will be an integer ratio within the range of 1-for-10 and 1-for-70, as determined by our board of directors in its sole discretion. In determining the Reverse Split ratio, the board of directors will consider numerous factors including:

•        the historical and projected performance of our common stock;

•        the status of our common stock listing on the Nasdaq and the listing standards and rule-making process of Nasdaq and other stock exchanges;

•        prevailing general market and economic conditions;

•        the projected impact of the selected Reverse Split on trading liquidity in our common stock and our ability to continue our Nasdaq listing;

•        our capitalization (including the number of shares of common stock issued and outstanding);

•        the prevailing trading price for our common stock and the volume levels thereof; and

•        potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the Reverse Split at a ratio to be determined by our board of directors, as opposed to a ratio fixed in advance, is to give our board of directors the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio. Also, if approved, the board of directors does not intend to implement the Reverse Split immediately, as we expect to have until January 29, 2024 to regain compliance with Nasdaq listing requirements.

Effect of the Reverse Split on Our Common Stock and Exchangeable Shares

Depending on the ratio for the Reverse Split determined by our board of directors, a minimum of 10 and a maximum of 70 shares of existing common stock, and Exchangeable Shares, will be combined into one share of common stock and Exchangeable Shares, respectively. The table below shows, as of November 1, 2023, the approximate number of outstanding shares of common stock and Exchangeable Shares that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 25,339,070 shares of common stock and 5,102,360 exchangeable shares issued and outstanding as of such date:

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split	Approximate Number of Outstanding Exchangeable Shares Following the Reverse Stock Split	Approximate Number of Shares of Common Stock Reserved for Issuance(1)
1-for-10	2,533,907	510,236	386,178
1-for-30	844,646	170,079	128,726
1-for-50	506,787	102,047	77,235
1-for-70	361,991	72,891	55,168

____________

(1)      Consists of:

•        2,315,768 shares of common stock issuable upon exercise of outstanding stock options and RSUs issued under the 2019 Plan; and

•        1,546,005 shares of common stock that may be issued under the 2019 Plan.

The actual number of shares of common stock and Exchangeable Shares outstanding after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our board of directors. The Reverse Split will affect all holders of our common stock and Exchangeable Shares uniformly and will not change any stockholder’s percentage ownership interest in us, except that, as described below, record-holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will receive cash in lieu of such fractional share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split will not change the ratio of which the Exchangeable Shares are exchangeable for shares of our common stock. The Reverse Split will also not change the number of shares of Series A Special Voting Preferred Stock currently authorized and designated under the certificate of incorporation.

Effect of the Reverse Split on Equity Plans, Options, Restricted Stock Units and Convertible Securities

The Reverse Split would reduce the number of shares of the Company’s common stock available for issuance under the 2019 Plan in proportion to the exchange ratio of the Reverse Split. In addition, the number of shares issuable upon the exercise of options, the exercise price for such options, the number of shares issuable upon vesting of restricted stock units, the number of shares issuable upon the conversion of convertible securities entitling the holders to convert into shares of common stock, and the applicable conversion price or conversion ratio will be adjusted based on the Reverse Split ratio selected by the board of directors.

Effective Date

Upon receipt of stockholder approval for this Proposal No. 3, if our board of directors concludes that it is in the best interests of the Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our board of directors in its sole discretion. In addition, if for any reason our board of directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. Finally, the board of directors alone will have sole discretion to determine the final ratio of the Reverse Split within the parameters contained in the Reverse Split Proposal. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Split ratio as determined by the board of directors in its sole discretion.

If the proposed Reverse Split is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

Our board of directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Record and Beneficial Stockholders

As of the Record Date, we had 64 holders of record of our common stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

If the Reverse Split is authorized by our stockholders and our board of directors elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE(S) AND
SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY ARE REQUESTED TO DO SO.

Anti-Takeover and Dilutive Effects

The authorized common stock will not be diluted as a result of the Reverse Split. The common stock that is authorized but unissued provides the board of directors with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our board of directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our board of directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our board of directors have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the approved split ratio selected by the board of directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the approved split ratio selected by the board of directors. Retroactive restatement will be given to all share numbers in the financial statements, and, accordingly, all amounts, including per-share amounts, will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Proposal No. 3, and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Certain Material Federal U.S. Income Tax Consequences of the Reverse Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Split by a U.S. stockholder who holds the shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder who may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities who elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of common stock in connection with employment or other performance of services; (10) dealers and other stockholders who do not own their shares of common stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

Based on the assumption that the Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences should result from the Reverse Split:

•        a stockholder should not recognize gain or loss in the Reverse Split;

•        the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares; and

•        the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF A REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote

The affirmative vote of a majority of the votes cast by the stockholders of the Company present in person or represented by proxy and entitled to vote on this matter will be required to approve the Reverse Split and the Certificate of Amendment to our certification of incorporation. If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer, or similar organization), your broker or other organization may vote your shares if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on so-called “routine matters.” Proposal No. 3 could be considered a “routine” matter by your broker and, if so, only a limited number of broker non-votes are anticipated on Proposal No. 3. Abstentions will not be treated as votes “FOR” or “AGAINST” and will not be counted in determining the outcome of the vote on Proposal No. 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT, WHICH WILL BE EFFECT IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS AT ANY TIME WITHIN ONE YEAR OF THE DATE OF THIS ANNUAL MEETING WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

PROPOSAL NO. 4:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21 (the “Say-on-Pay Vote”).

This Say-on-Pay Vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Our stockholders supported a three-year frequency for this advisory Say-on-Pay Vote at our 2017 annual meeting of stockholders. As such, the board of directors determined that we will hold a non-binding advisory vote on the compensation of our named executive officers once every three years, subject to the Say-on-Frequency Vote (as defined below) under Proposal No. 5.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the Compensation Discussion and Analysis and the accompanying compensation tables in this proxy statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in 2022. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This Proposal No. 4 gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

Required Vote

An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal. As an advisory vote, the result of this Say-on-Pay Vote will not be binding on the board of directors or the Compensation Committee. The Say-on-Pay Vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The board of directors and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 FOR THE
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS,
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5:
ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we are providing or stockholders with a non-binding, advisory vote on the frequency of future advisory stockholder votes on the compensation of our named executive officers (the “Say-on-Frequency Vote”), such as Proposal No. 4 above. This non-binding, advisory vote, must be submitted to stockholders at least once every six years and gives our stockholders the right to express their views on whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every year, every two years or every three years. Stockholders may also abstain from the vote.

At our 2017 annual meeting of stockholders, our stockholders supported a three-year frequency for this Say-on-Frequency Vote. By voting on this Proposal No. 5, stockholders may indicate whether they would prefer that we conduct future advisory Say-on-Frequency Votes on named executive officer compensation once every one, two or three years.

The board of directors recommends a vote for once every three years. A three-year cycle provides the Compensation Committee sufficient time to measure long-term performance, thoughtfully evaluate and respond to stockholder input and effectively implement desired changes to the compensation program. Moreover, there is an inherent delay between implementation of changes and their presentation in the proxy statement. Under SEC rules, decisions made for 2022 compensation are not reported until 2023, and so forth. A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our performance and compensation strategies.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes cast will be the preferred frequency selected by stockholders for the advisory vote on executive compensation. However, because this vote is advisory, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. The frequency of advisory vote on executive compensation preferred by stockholders is not binding on us, the Compensation Committee or the board of directors, which may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “THREE YEARS” ON THIS PROPOSAL NO. 5 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF THE FUTURE ADVISORY STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6:
APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING TO A LATER DATE OR DATES TO SOLICIT ADDITIONAL
PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE FOREGOING PROPOSALS

We are asking our stockholders to approve a proposal that will allow us to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the foregoing proposals in this proxy statement. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of any of the foregoing proposals, such that any of the proposals would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of that proposal.

Our board of directors believes that it is in the best interests of the Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Required Vote

Approval to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 6 for it to be approved).

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALLOWING THE BOARD OF DIRECTORS TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE FOREGOING PROPOSALS.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8.    To be considered for inclusion in our proxy statement relating to the 2024 annual meeting of stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received no later than July 19, 2024. Such proposals should be delivered to Peraso Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting.    To be timely for the 2024 annual meeting of stockholders, a stockholder’s notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the anniversary of the previous year’s annual meeting of stockholders, or, between August 17, 2024 and September 16, 2024, except that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. A stockholder’s notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. In addition to complying with the advance notice provisions of our bylaws, to nominate a director, stockholders must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than October 16, 2024. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to Peraso Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

In addition, the proxy solicited by the board of directors for the 2024 annual meeting of stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting and (2) any proposal made in accordance with the bylaw provisions, if the proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ronald Glibbery
Ronald Glibbery Chief Executive Officer

San Jose, California

November 20, 2023

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF PERASO INC.

Peraso Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on November 10, 2010, as amended on February 14, 2017, and August 26, 2019 (collectively referred to as the “Amended Restated Certificate”), is hereby amended by deleting paragraph (A) of Article IV of the Amended Restated Certificate in its entirety and substituting the following in lieu thereof:

“The Corporation shall be authorized to issue 140,000,000 shares of capital stock, of which 120,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”) and 20,000,000 shares shall be shares of Preferred Stock, $0.01 par value (“Preferred Stock”) of which one (1) share, par value $0.01 per share, are designated “Series A Special Voting Preferred Stock” pursuant to the certificate of designation that created such series filed with the Secretary of State of the State of Delaware. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [__] shares of the Corporation’s common stock, par value $0.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional interest in a share of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. No stockholders will receive cash in lieu of fractional shares.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of [__], 202[_].

PERASO INC.
By:
Name:	Ronald Glibbery
Title:	Chief Executive Officer

A-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/14/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PRSO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/14/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PERASO INC. 2309 BERING DRIVE SAN JOSE, CA 95131 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 NAME THE COMPANY NAME INC. – COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K SHARES 123,456,789,012.12345 page 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except 1. Election of Directors Nominees Ronald Glibbery 02) Daniel Lewis 03) Andreas Melder 04) Ian McWalter 05) Robert Newell The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. The ratification of the appointment of Weinberg & Company, P.A. as independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. Approval of an amendment to the Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the board of directors at any time within one year of the date of the Annual Meeting of Stockholders without further approval or authorization of the stockholders. 4. Approval, on an advisory basis, of the compensation of our named executive officers. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote 3 YEARS on proposal 5. 3 years 2 years 1 year Abstain5. Approval, on an advisory basis, of the frequency of the advisory vote on compensation of our named executive officers. The Board of Directors recommends you vote FOR proposal 6. For Against Abstain 6. Approval of one or more adjournments of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals. NOTE: To act upon all other business that may properly come before the Annual Meeting of Stockholders, including any adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000622199_1 R1.0.0.6 02 0000000000 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com PERASO INC. Annual Meeting of Stockholders December 15, 2023 8:00 AM PT This proxy is solicited by the Board of Directors The undersigned, revoking any proxy previously given, hereby appoints Messrs. Ronald Glibbery and James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2023 Annual Meeting of Stockholders of Peraso Inc. on December 15, 2023, and any adjournment of the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side 0000622199_2 R1.0.0.6